Frazier & Deeter
CPAs & ADVISORS

1230 Peachtree Street NE
Suite 1500
Atlanta, Georgia 30309
404.253.7500
www.frazierdeeter.com

January 4, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by XG Sciences, Inc. as filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of XG Sciences, Inc. dated January 3, 2019. We agree with the statements concerning our Firm contained therein.

Sincerely,

Frazier + Deeter, LLC

Frazier & Deeter, LLC